SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

HANGER ORTHOPEDIC GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

April 3, 2008

Dear Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders. It will be held on Thursday, May 8, 2008, at 10:00 a.m. local time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland. The primary business of the meeting will be to:

•	elect nine directors; and

•	ratify adoption by the Board of Directors of an amendment to the Company’s By-Laws providing for Direct Registration System eligibility for common stock of the Company.

A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

Sincerely,

Thomas F. Kirk
President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE BOARD’S RECOMMENDATION THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE BOARD’S ADOPTION OF THE AMENDMENT TO THE COMPANY’S BY-LAWS, AND FOR THE PERSONS THE BOARD HAS NOMINATED TO SERVE AS DIRECTORS

HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), will be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland on Thursday, May 8, 2008, at 10:00 a.m. local time, for the following purposes:

1. to elect nine persons to serve as directors of the Company for the ensuing year;

2. to ratify the adoption by the Board of Directors of an amendment to the Company’s By-Laws providing for Direct Registration System eligibility for common stock of the Company; and

3. to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 20, 2008, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

George E. McHenry
Chief Financial Officer and Corporate Secretary

April 3, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1200
Bethesda, Maryland 20814

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Hanger Orthopedic Group, Inc., a Delaware corporation (“Hanger” or the “Company”), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland at 10:00 a.m., local time, on Thursday, May 8, 2008, and any and all adjournments thereof.

Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

This Proxy Statement and the accompanying proxy are being mailed or given on or about April 3, 2008, to stockholders of record of the Company on March 20, 2008.

VOTING SECURITIES

Only stockholders of record at the close of business on March 20, 2008, are entitled to notice of, and to vote at, the Annual Meeting. If you are a holder of record of the common stock of the Company, par value $.01 per share (“Common Stock”) at the close of business on March 20, 2008, you are entitled to one vote for each share of our Common Stock you hold. If you are a holder of the Series A Convertible Preferred Stock of the Company (“Series A Preferred Stock”) at the close of business on March 20, 2008, you are entitled to one vote for each share of Common Stock into which your Series A Preferred Stock is convertible on such date, in each case, for each matter submitted to a vote of our stockholders. As of March 20, 2008, there were 22,800,755 shares of Common Stock outstanding, and 50,000 shares of Series A Preferred Stock outstanding, which are convertible into 6,613,757 shares of Common Stock.

Shares of Common Stock and/or Series A Preferred Stock, as the case may be, represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the ratification of the adoption by the Board of Directors of an amendment to the By-laws providing for Direct Registration System eligibility for Common Stock; and (3) in their discretion, with respect to such other business as may properly come before the meeting.

To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the Annual Meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone.

PROPOSAL ONE — ELECTION OF DIRECTORS

Nine directors are to be elected at the Company’s Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees.

			Became
Name	Position With the Company	Age	Director

Ivan R. Sabel, CPO	Chairman of the Board and Director	63	1986
Thomas F. Kirk	President, Chief Executive Officer and Director	62	2002
Edmond E. Charrette, M.D.	Director	73	1996
Thomas P. Cooper, M.D.	Director	64	1991
Cynthia L. Feldmann	Director	55	2003
Eric Green	Director	46	2001
Isaac Kaufman	Director	61	2005
H.E. Thranhardt, CPO	Director	68	1996
Bennett Rosenthal	Director	44	2006

Ivan R. Sabel, CPO has been our Chairman of the Board of Directors since August 1995, was our Chief Executive Officer from August 1995 to February 2008 and was our President from November 1987 to January 2002. Mr. Sabel also served as the Chief Operating Officer from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President, Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by Hanger in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist (“CPO”), a former clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Government Relations Committee of the American Orthotic and Prosthetic Association (“AOPA”), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the U.S. Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel holds a B.S. in Prosthetics and Orthotics from New York University.

Thomas F. Kirk has been our Chief Executive Officer since March 2008 and our President since January 2002. Mr. Kirk also served as the Chief Operating Officer from January 2002 to February 2008. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he served as Senior Vice President and Chief Financial Officer for Rhone-Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance, from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute.

Edmond E. Charrette, M.D. is the co-founder and former Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He was a General Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and served as a director and the President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund, which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical

Officer of Advantage-Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

Thomas P. Cooper, M.D serves as the lead independent director. He is the Chairman of the Board of VeriCare Management Inc., a member of the boards of Kindred Healthcare, Inc. and IPC The Hospitalist Company, Inc., and serves as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities.

Cynthia L. Feldmann, retired CPA currently serves as member of the board and audit committee of STERIS Corporation, a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world, and is also a member of the board and the nominating & governance committee and chair of the audit committee of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston-based law firm, with a specialty in serving life sciences companies. From 1994 — 2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand’s Life Sciences practice from 1989-1994, among other leadership positions she held during her 18 year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board’s Executive Committee during her tenure from 1997-2001.

Eric A. Green is a Managing Partner of Castle Hill Investment Management, a New York based alternative investment firm. Previously, Mr. Green was a Senior Partner of FriedbergMilstein, where he was responsible for structured investments, including mezzanine and growth equity transactions. Previously, he was a Partner-Group Head and Managing Director of J.P. Morgan Partners (and its predecessor organizations), the private equity affiliate of JP Morgan Chase from 1998 to 2003, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas for eight years, where he was responsible for mezzanine, growth equity and structured investments. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors.

Isaac Kaufman, has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman also serves as a director of TransWorld Entertainment Corporation, a leading specialty retailer of music, video and entertainment products, and Kindred Healthcare, Inc., a healthcare services company that through its subsidiaries, operates hospitals, nursing centers and a contract rehabilitation services business across the United States. Mr. Kaufman holds a Bachelor of Science degree in accounting and finance from the University of Maryland.

H.E. Thranhardt, CPO is the former President and Chief Executive Officer of J.E. Hanger, Inc. of Georgia (“JEH”). He served in that capacity from January 1, 1977 to November 1, 1996, on which date JEH was acquired by Hanger. Mr. Thranhardt, who commenced his employment with JEH in 1958, has occupied leadership positions in numerous professional O&P associations, including Chairman of the Board of the Orthotics and Prosthetics National Office in 1994 and 1995, President of AOPA in 1992 and 1993, President of the American Board for Certification in Orthotics and Prosthetics in 1979 and 1980 and President of The American Academy of Orthotics and Prosthetics in 1976 and 1977.

Bennett Rosenthal is a Senior Partner in the Private Equity Group of Ares Management, LLC (“Ares”), a private investment management firm. Prior to joining Ares, Mr. Rosenthal was a Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating leveraged loan and high yield financings. Mr. Rosenthal was also a senior member of Merrill Lynch’s Leveraged Transaction Commitment Committee. Mr. Rosenthal is the Chairman of the Board of Directors of Ares Capital Corporation, a publicly-traded business development company, and serves as a member of the boards of a number of private companies. Mr. Rosenthal graduated summa cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business where he also received his MBA with distinction.

There are no family relationships between any of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee. The Audit Committee held nine meetings during 2007 and presently consists of Isaac Kaufman (Chair), Eric A. Green, and Thomas P. Cooper, M.D.. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with the Company’s independent accountants to review the proposed scope of the annual audit of the Company’s books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Compensation Committee conducted five meetings during 2007. It presently consists of Eric A. Green (Chair), Thomas P. Cooper, M.D. and Edmond E. Charrette, M.D., is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of the Company’s employee benefit plans. The Corporate Governance and Nominating Committee conducted no meetings in 2007. It presently consists of Thomas P. Cooper, M.D. (Chair), Bennett Rosenthal, and Edmond E. Charrette, M.D., is governed by its own charter, and is responsible for, among other responsibilities, advising the Board of Directors on matters relating to the identification of nominees to the Board of Directors. The Quality and Technology Committee is responsible for, among other responsibilities, assisting the Board of Directors on matters relating to the quality of the Company’s services and the adequacy of the Company’s scientific and technical direction. It met three times during 2007, and consists of H. E. Thranhardt, CPO (Chair), Edmond E. Charrette, M.D., Cynthia L. Feldmann, Thomas F. Kirk and Ivan R. Sabel. The Board of Directors met six times during 2007. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he or she served as director or member during 2007. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com, and will be made available in print to any stockholder who requests them.

Except for Ivan R. Sabel and Thomas F. Kirk, all of the nominees for election as a director, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange (NYSE) listing standards and rules. For a director to be deemed independent under NYSE rules, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company). In addition, the director (and any member of his or her immediate family) must meet the following technical independence rules within the last three years:

•	The director has not been employed by the Company, and no immediate family member has been an executive officer of the Company;

•	The director (or an immediate family member, other than one who is a non-executive employee of the Company) has not received, during any 12 month period, more than $100,000 in direct compensation from the Company (other than director and committee fees, and pension and other forms of deferred compensation for prior service);

•	The director (or an immediate family member) has not been employed as an executive officer of another organization where any of the Company’s present officers serve on that organization’s compensation committee; and

•	The director has not been an executive officer or an employee of another organization (and does not have an immediate family member who has been an executive officer of another organization) that made payments to or received payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other organization’s total revenue, based on the reported results for its last fiscal year.

In addition to those technical independence rules, the following must apply under NYSE rules in order for the director to be deemed independent: (a) neither the director nor an immediate family member is a current partner of the Company’s outside auditor; (b) the director is not currently an employee of the Company’s outside auditor; (c) the director does not have an immediate family member who is a current employee of the Company’s outside auditor and who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice; and (d) during the last three years, neither the director nor an immediate family member has been a partner or employee of the Company’s outside auditor and who personally worked on the Company’s audit within that time.

Board Independence

As discussed above, our Board of Directors has determined that each of the non-management nominees for director of the Company qualifies as an “independent” director under the NYSE corporate governance rules and that each member of the Audit Committee also qualifies as “independent” under Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors considered the fact that Mr. Rosenthal is a Senior Partner in the Private Equity Group of Ares Management, LLC, which, together with its affiliated managers, manages Ares Corporate Opportunities Fund, L.P. (“ACOF”). On May 26, 2006, ACOF purchased 50,000 shares of the Company’s newly issued Series A Preferred Stock for $50 million. Shares of the Series A Preferred Stock are convertible at the option of the holder into shares of Common Stock at an initial conversion price of $7.56 per share or at the option of the Company upon satisfaction of certain conditions. Reference is also made to the various beneficial ownership filings with the SEC respecting, among other things, the investment by ACOF in the Company’s Series A Preferred Stock as well as recently purchased shares of the Company’s Common Stock. Mr. Rosenthal was appointed to the Board of Directors pursuant to an agreement entered into in connection with ACOF’s purchase of such Series A Preferred Stock.

Policy Regarding Director Nominating Process

The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of the Company’s outstanding shares of Common Stock for at least one year may recommend a director candidate that the Committee will consider when there is a vacancy on the Board of Directors either as a result of a director resignation or an increase in the size of the Board. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at the Company’s principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the committee’s charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

Policy Regarding Communication with Directors

Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of the Company at the Company’s executive offices and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

Under the Company’s current policy, each director should attend each annual meeting of stockholders. All of the current directors attended last year’s annual meeting of stockholders.

Meetings of Non-Management Directors

Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings and as the lead independent member of the Board of Directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

In 2003, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with recently-amended New York Stock Exchange corporate governance listing standards. Copies of these documents are set forth on the Company’s website, www.hanger.com, and will be made available in print to any stockholder who requests them.

Other Matters

The firm of Foley & Lardner LLP serves as the Company’s outside general counsel. The Company’s Chairman of the Board is the brother-in-law of a partner in that firm. Total fees paid by the Company to Foley & Lardner LLP during 2007 amounted to less than two-thirds of one percent of that firm’s annual revenues for its last fiscal year.

COMPENSATION RELATED MATTERS
EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION & ANALYSIS

Introduction

The following discussion outlines the approach and rationale for our compensation program for named executive officers. Two key actions during 2007, which are discussed in greater detail throughout this section, include:

•	The form of long-term incentive grants for the named executive officers was modified to include performance-based shares along with time-based shares. The Compensation Committee (the “Committee”) expects this balanced approach to continue in the future.

•	Formal share ownership guidelines were adopted for the named executive officers and other members of senior management. Now both executives and Board members have ownership requirements.

Objectives of Our Executive Compensation Program

Our compensation program which covers our named executive officers is designed to drive our Company’s success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

•	attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

•	retaining executives who have the critical skills we need to meet our strategic and operational objectives; and

•	motivating our executives to drive outstanding Company performance.

These objectives reflect our belief that programs which support the attraction and retention of a highly-qualified executive management team — coupled with appropriate incentive programs to motivate performance — serve the long-term interests of our investors.

Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company’s success. The following principles guide our compensation decisions:

•	Drive Company performance. Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on shareholder value through an emphasis on growth, EBITDA, EPS and stock price appreciation.

•	Facilitate alignment with shareholders. Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Newly implemented stock ownership guidelines for our executives reinforce this principle.

•	Be fair and equitable. Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

•	Provide leadership stability and continuity. Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that stability of the leadership team enhances our business.

•	Be competitive. We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

•	Reflect factors of role and individual. We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer’s responsibilities and the individual’s skills and performance.

•	Encourage long-term executive service. We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

Overview of Our Executive Compensation Programs

Below are the purpose and key characteristics of the elements of the executive compensation program.

Element	Purpose and Characteristics

Base salary	• Certain pay element to compensate for an individual’s competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
• Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual incentives	• Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business-specific targets and individual goals tied to strategic initiatives.
• Incentive goals are aligned with stakeholders’ interests.
• Awards, if earned, are payable based on actual results.
Long-term incentives	• Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
• Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	• Component of compensation that accrues each year to encourage employment stability of our executive leadership.
• Benefits are payable upon or after retirement.
Other Benefits and Perquisites	• Generally certain pay elements which provide for life and income security needs; the actual cost is based on participation/usage.
Severance Benefits	• Contingent component to provide a bridge to future employment in the event an executive’s employment is terminated.
• Payable only if an executive’s employment is terminated in certain predefined situations.

Pay Setting Process

To determine competitive market pay, we periodically analyze the proxies of a peer group of companies and published survey data. In setting pay for our named executive officers, our Committee has established the target for compensation, by element and in the aggregate, as the competitive market pay median (50th percentile). Our competitive market pay median (the “Median”) is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provide our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

Our Committee engaged Towers Perrin, an executive compensation and benefits consulting firm, to conduct the peer group analysis and to compile the published survey data in 2005, as well as to provide advice on executive compensation matters on an annual basis thereafter. Towers Perrin does not provide other services to our Company outside of the arena of executive compensation.

This comprehensive analysis was last conducted by Towers Perrin in preparation for our 2006 pay program. The Median, as determined by that analysis, was then increased by 4% for 2007 and an additional 4% for 2008. These increases were based on the recommendation of our compensation consultant. Our Committee expects to engage Towers Perrin to conduct a complete in-depth analysis in the latter part of 2008 as we prepare for our 2009 pay program. We believe conducting this comprehensive approach every two to three years provides our Committee with an appropriate picture of the competitive market place.

A more complete explanation of both the peer group analysis and the published survey data is outlined below.

Peer Group

Our Committee considered the executive compensation practices for the executive officers of a peer group of companies. The following peer group of nine companies in the health care industry was developed in conjunction with Towers Perrin as well as with input from our senior management when this process was last conducted in 2005. Our Committee made the decision as to the final companies to include in the process. While not specific to the orthotics and prosthetics area of healthcare, these companies have executive talent with comparable skills who face similar business challenges common to our industry. We believe these companies provided a reasonable benchmark of the market for compensation purposes.

Peer Companies

American HomePatient, Inc.
AmSurg Corp.
DaVita, Inc.
Gentiva Health Services, Inc.
Odyssey Healthcare, Inc.
Pediatric Services of America, Inc.
RehabCare Group, Inc.
Renal Care Group, Inc.
United Surgical Partners International

We reviewed Towers Perrin’s analysis of the practices of the peer group of companies for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components), and other compensation practices.

Our Committee expects to review the current list of peer group companies later this year, as well as their pay and performance data, with the assistance of Towers Perrin. We expect to update our peer group as appropriate based on current revenue and other financial metrics. We believe that the updated peer group and related performance and executive compensation data will be used as a key part of our review of executive pay for 2009 and beyond.

Published survey data

We also analyzed published survey data from both the health care industry and general industry as provided by Towers Perrin. The survey data used was based on survey responses compiled for companies of similar size to our Company from a revenue perspective.

We used survey data from Watson Wyatt’s Industry Report on Top Management Compensation and Sullivan Cotter’s Survey of Manager and Executive Compensation in Hospitals and Health Services. The survey data, compiled by Towers Perrin, was from companies that ranged close in size based on revenue to our Company. The surveys include companies that are both public and private in both general and health care industry with $250M — $1B in revenue.

Factors to set or adjust pay

For each named executive officer, we consider the relevant data regarding our peer group and the published survey data. For each individual, we also focus specifically on:

•	The transferability of professional and managerial skills;

•	The depth of knowledge and experience in orthotics and prosthetics and related industries;

•	The relevance of the named executive officer’s experience to other potential employers; and

•	The readiness of the named executive officer to assume a different or more significant role either within our company or with another organization.

The following factors are also considered in setting and adjusting pay for our named executive officers:

•	The company’s financial performance;

•	The individual’s past and expected future performance;

•	Peer group pay practices and broader market developments/trends; and

•	Our business and people needs.

Focus on Pay-for-Performance

Consistent with our compensation philosophy and objectives, our Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer’s total direct compensation. Our Committee set each officer’s total direct compensation to approximate Median practices. For 2007, the target mix of our Chief Executive Officer’s (CEO) compensation was 23% base salary, 18% annual incentive award and 59% long-term incentives. The average target mix of compensation for our other named executive officers was 34% base salary, 19% annual incentive award and 47% long-term incentives.

Based on our compensation philosophy that named executive officer compensation opportunities should be competitive with market practices, the mix of elements comprising an officer’s total direct compensation is a function of competitive market pay practices and the profile of the position. This applies to the mix of our named executive officers’ total direct compensation among base salary, annual incentives, and long-term incentives, as well as the mix of cash and non-cash components.

Determination of Pay Elements

In developing the pay programs and levels for our named executive officers, the Committee reviews peer group pay practices and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in January.

Our CEO reviews the performance of each of the other named executive officers and shares his perspective with the Committee. He also develops pay recommendations for the other officers. Our Committee considers these performance reviews and recommendations in setting the pay for our named executive officers other than our CEO. Our CEO is assisted in pay administration by the Vice President of Human Resources. All decisions regarding any adjustment to the compensation of our CEO are made solely by our Committee based on both competitive pay practices as well as the assessment of performance.

Our Committee considers previous compensation earned by the named executive officers and current Company stock holdings when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company’s performance and each individual’s performance.

Our Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

When making any executive compensation decision, the Committee follows a deliberate, multiple-step process:

1) Information review,

2) Evaluation and deliberation, and

3) Decision-making.

First, our Committee collects all essential information that may be necessary to make an educated decision, from our compensation consultant, our CEO or other sources. Next, the Committee members discuss the information and a deliberation of possible options ensues. After discussion, the Committee takes time for reflection and, where appropriate, consultation with other Board members. Finally, the Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, most compensation decisions require two or more Committee meetings before any final decisions are made.

Additional information about the role and processes of the Committee are outlined in the Compensation Committee Charter, which is available on the Company’s website at www.hanger.com.

Base Salary

As discussed above, we target base salary levels for our named executive officers at the Median. Currently, our named executive officers’ base salaries fall within the competitive range of the Median, which we broadly define as within 90% to 110% of the Median for each position. Individual increases are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices.

Base salary compensates a named executive officer for the individual’s competencies, skills, experience and performance. When considering a candidate for a named executive officer role, we consider all of these factors. For annual adjustments to the base salary of a named executive officer, we primarily consider the Median (updated as discussed above), information set forth in general industry surveys (World at Work, Hewitt, Towers Perrin), the Company’s performance, the individual’s performance and internal equity amongst our officers. Changes in the scope of a named executive officer’s role and responsibilities could result in an adjustment being considered and approved by the Committee at any time during the year.

We increased the base salaries of our named executive officers effective January 2008 an average of 3.7%, excluding the adjustment for Mr. Kirk, recently promoted to CEO. Individual adjustments ranged from 3.4% to 4.2%, based on individual performance as well as their respective base pay versus the Median for the position. We increased Mr. Kirk’s base salary by 21% to take into account his increased responsibilities as CEO while also eliminating several perquisites for Mr. Kirk which will be discussed below.

Annual Incentive Compensation

We offer annual incentive compensation opportunities to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for annual incentive compensation is to generally target the Median and to provide the opportunity to earn in the range of the 75th percentile compared to peer group and published survey data with exceptional Company and individual performance. In other words, when we reach target performance for the goals discussed below, then total cash compensation (base salary plus annual incentive) is close to the Median. If we have exceptional performance based on the established performance goals, then total incentive compensation could approach the 75th percentile of market practices.

Our annual incentive program is comprised primarily of annual financial measures with a small portion based on individual operating or strategic goals. Our performance measures for our 2007 annual incentive program were:

Performance Measure	Percentage Weight

Revenue	20%
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	45%
Fully Diluted Earnings per Share (“EPS”)	20%
Individual Operating or Strategic Goals	15%

We chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2007 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below.

2007 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results

Revenue	$590 million	$626 million	$664 million	$637 million
EBITDA	$75.0 million	$83.8 million	$91.0 million	$83.8 million
EPS	$0.47	$0.60	$0.72	$0.64

Note:	Results used for calculating the executive bonuses were adjusted downward slightly to take into account the impact of acquisitions on the actual results.

As appropriate, we also developed divisional performance measures for Mr. May. These goals were: Southern Prosthetic Supply (SPS) Revenue (25%); SPS EBITDA (40%); Corporate EBITDA (20%); and Individual Goals (15%).

We set the performance measure targets as part of our strategic budgeting and goal setting process that begins in December and is finalized in February. Our Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the annual incentive program in February for our named executive officers.

In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company’s strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive’s individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve.

We weighted the financial and individual performance measures of the annual incentive plan to reflect the focus of our strategic business plan. For 2007, the EBITDA measure carried the greatest weight. In determining the annual incentive payments to make to our named executive officers, the Committee may use discretion when assessing the individual’s performance compared with the qualitative objectives established for the individual goals.

After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. The final assessment of the year-end results is made in February at which time any payments are approved for payment by March 15th. In February 2008, we reviewed 2007 results related to corporate and individual performance. As a result, our named executive officers received payouts ranging between 104% to 124% of their respective targets.

Actual annual incentive awards paid to our executives for 2007 were essentially at the targeted annual incentive percentages based on actual performance. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the annual incentive payments for the 2007 performance period as paid to each named executive officer paid on March 7, 2008.

The target and maximum annual incentive awards for 2008 expressed as a percentage of base salary for our named executive officers are included in the below table. We set these targets for annual incentives based on the same market analysis conducted by our compensation consultant and discussed previously. These were the same targets as existed for 2006 and for 2007, with the exception of Mr. Kirk’s, which will be increased from 75% to 80% for 2008. We will use the same performance measures as well for the 2008 annual incentive plan.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum

Ivan Sabel Chairman	80%	160%
Thomas F. Kirk President and Chief Executive Officer	80%	160%
George E. McHenry Executive Vice President and Chief Financial Officer	50%	100%
Richmond L. Taylor President and Chief Operating Officer, Hanger Prosthetics & Orthotics, Inc.	60%	125%
Ron May President and Chief Operating Officer, Southern Prosthetic Supply, Inc.	50%	100%

Long-Term Incentive Compensation

Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives’ continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. We believe this is an important component of their pay which directly aligns the executives with shareholders since amounts granted, earned and realized are dependent on actual stock price performance.

When determining the value of individual grants, we consider the results of the periodic assessment of competitive market data described above. We also strongly consider each individual’s performance and contributions to the Company’s performance as well as the contributions that are expected to be made in the future based on the executive’s role. Every three to four years, we conduct this competitive market assessment to establish a value and a corresponding general range for the number of restricted shares to grant to our named executive officers. This assessment was most recently made at the end of 2005 and will be updated as part of the overall executive compensation review that is planned for late 2008. As with the other elements of our compensation program, we target the Median of competitive market data to set our long-term incentive awards with the potential to earn above the Median if the Company has exceptional performance. Consistent with the other elements of our compensation program, competitive long-term incentive market data is developed based on an assessment of market practices of our peer group and published survey data. Our Committee approves all grants to named executive officers.

We believe our methodology of targeting a value based on the Median and then determining the general range for the number of shares for long-term incentive grants every three to four years is appropriate. Our logic is that, by not automatically readjusting the general range for the number of shares granted annually, the fluctuating stock price will impact our executives in the same manner as our shareholders. For instance, if awards are recalibrated annually, a lower stock price could result in additional shares being granted to our named executive officers to achieve the same value. We want to avoid this unintended potential to reward poor stock performance as well as preclude the additional dilutive effect to shareholders. Likewise, we perceive it to be a detriment to our executives if an increase in stock price due to above average performance results in fewer shares granted. By not recalibrating in the first year of the stock price increase, our executives are recognized for the achieving stock price appreciation and are further encouraged to sustain the performance level achieved.

We have transitioned from granting long-term incentives in the form of stock options (the practice prior to 2003) to the use of restricted shares. Our decision to make this transition from stock options to restricted shares was based on the less dilutive effect of restricted shares to our shareholders, accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

During 2007, we granted each named executive officer 50% of their 2007 restricted share grant in time-based restricted shares and 50% in performance-based restricted shares. We believe this type of balanced approach provides the right level of challenge, incentive and reward for our executives. We made these grants on August 9, 2007. The stock price at the time of this grant was $9.51. We expect to continue to make grants of both time-based and performance-based restricted shares in 2008 and annually thereafter.

The time-based restricted shares granted to our named executive officers vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted shares will only be granted if the company achieves the EPS performance goal established at the time of the grant. The EPS goal is to achieve $0.61 per share for the year, running from July 2007 through June 2008. This process is outlined in more detail in the narrative following the Grants of Plan Based Awards table below. This represents more than a 10% improvement in earnings per share over the same period in the previous year. If achieved, these performance-based shares will also vest over 4 years, commencing on the first anniversary of the grant date.

The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by our stock price on the vesting date. Also, on the vesting date, we generally receive a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes under Statement of Financial Accounting Standards Number 123 (Revised December 2004). The grants made in 2007 to each of our named executive officers are included in the Grants of Plan-Based Awards Table and are presented using the accounting values.

Other Pay Elements

General Employee Benefits

We provide our executives, and in fact all of our employees, with a benefits program which includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match. This basic yet comprehensive approach provides our named executive officers with a broad umbrella of coverage.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The agreements provide for compensation and benefits such as:

•	Base salary,

•	Annual and long-term incentive opportunities,

•	Benefits that are provided to all of our employees who meet the eligibility requirements,

•	Various executive benefits such as a company-provided automobile,

•	Severance benefits, and

•	Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

We currently provide no other special benefits not outlined in the agreements. We also allow no tax gross ups for executive benefits with the exception of excise taxes that may be imposed on the executive due to a change in control. We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect the Company’s interests through the non-compete provisions. Further, we intend for the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company. The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Ivan R. Sabel

The employment and non-compete agreement, dated as of April 29, 1999, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Ivan R. Sabel, who ceased to be CEO while continuing as Chairman effective March 1, 2008, had an initial five-year term which ended on April 28, 2004. Presently, the agreement automatically renews each year for successive one-year periods unless terminated by either party.

The employment agreement entitles Mr. Sabel to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2007 was $61,079. These benefits include:

•	Taxable reimbursement for medical expenses not covered by the Company’s Basic Group Health insurance;

•	Premiums for supplemental long-term disability insurance;

•	Premiums for long-term care insurance for Mr. Sabel and his spouse;

•	Premiums for supplemental life insurance equal to two times his salary;

•	A Company-provided automobile; and

•	Financial and tax planning services.

Mr. Sabel is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 90% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65. See “Retirement Benefits” below for a description of our Supplemental Executive Retirement Plan.

Mr. Sabel’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Sabel will receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus. Benefits continuation will be provided to Mr. Sabel for eighteen months following his termination. Mr. Sabel’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Sabel may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 24 months of base pay then in effect plus two years of his annual target bonus. If any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law are imposed, Mr. Sabel will receive a payment for these taxes.

In the event of his disability or death, Mr. Sabel or his estate, will receive a payment equal to two years of base salary and two years of target bonus payments, less any disability payments he would be eligible to receive.

All unvested restricted shares granted to Mr. Sabel will immediately vest on the date of his termination unless such termination is by the Company for due cause or voluntarily by Mr. Sabel prior to retirement (at or after the age of 65).

Mr. Sabel’s employment agreement also contains non-compete provisions which provide that upon the termination of his employment, Mr. Sabel will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months from the date of termination.

Employment agreement with Mr. Thomas F. Kirk

The employment and non-compete agreement, dated January 2, 2002, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Thomas F. Kirk, who became President and Chief Executive Officer, provided for the continuation of his employment in those positions for a period of five years, which ended January 2, 2007. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

The employment agreement entitled Mr. Kirk to certain perquisites that were offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2007 was $48,615. These benefits included:

•	Taxable reimbursement for medical expenses not covered by the Company’s Basic Group Health insurance;

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary;

•	A housing allowance;

•	Eligibility for a Company-provided automobile; and

•	Financial and tax planning services.

Effective January 1, 2008, Mr. Kirk’s perquisites were adjusted as part of a change in his overall compensation package. The taxable reimbursement for medical expenses not covered by the Company’s Basic Group Health insurance and his housing allowance were specifically eliminated from his perquisite package for 2008 and thereafter. This change better aligns his perquisite package with that of others, both internally and externally.

Mr. Kirk is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 85% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The change in control, severance and non-compete provisions of Mr. Kirk’s agreement are similar to those contained in Mr. Sabel’s agreement.

Employment agreement with Mr. George E. McHenry

The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, dated August 1, 2001, as amended to comply with Internal Revenue Code Section 409A, provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2007 was $13,501. These benefits include:

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary; and

•	A Company-provided automobile.

Mr. McHenry is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 75% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

Mr. McHenry’s employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry’s employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. Mr. McHenry will receive a payment equal to any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law.

In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause or following a change of control.

Mr. McHenry’s agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company’s employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company’s patient-care subsidiary, as amended to comply with Internal Revenue Code Section 409A, has a five-year term which ends April 17, 2008. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party.

The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. As shown in the Summary Compensation Table, the value of these perquisites in 2007 was $12,475. These benefits include:

•	Premiums for supplemental long-term disability insurance;

•	Premiums for supplemental life insurance equal to two times his salary; and

•	A Company-provided automobile.

Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 80% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The change in control, severance and non-compete provisions in Mr. Taylor’s agreement are generally the same as those contained in Mr. McHenry’s employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Ron May

Ron May entered into an annually renewing employment agreement with the Company dated as of October 14, 2004, which was amended to comply with Internal Revenue Code Section 409A.

Mr. May receives certain perquisites that have been offered to him to complete his overall annual compensation package although not contractually required as a provision of his agreement. As shown in the Summary Compensation Table, the value of these perquisites in 2007 was $11,923. These benefits include:

•	Premiums for supplemental life insurance equal to one times his salary; and

•	A Company-provided automobile.

Mr. May is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

The change in control, severance and non-compete provisions in Mr. May’s agreement are generally the same as those contained in Mr. McHenry’s employment agreement.

Retirement benefits

Our named executive officers are eligible to participate in the Company’s nonqualified Supplemental Executive Retirement Plan (“SERP”). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the Company.

The SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2007 versus December 2006) in the present value of this benefit is shown in the Summary Compensation Table.

Other Compensation-Related Policies

Securities Trading Policy

We have a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

The Committee adopted formal stock ownership guidelines for the named executive officers and other key senior managers at the end of 2007. These guidelines require the executives to hold a multiple of their base salary in company shares. The Chairman and the CEO are required to hold 5 times their base salary; the other named executive officers will be required to hold 3 times their base salary.

While most of the executives currently meet these requirements or are close to the standard, the Committee granted each individual 3 years (through the end of 2010) to fully comply with the objectives. This will be monitored on an annual basis.

Compensation Recovery Policy

The Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer’s compensation for the relevant period, as provided by law.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the four other most highly compensated executive officers of the Company which is not “performance-based” as defined in that section. The measures taken during 2007, including the shareholder-approved amendment to the 2002 Stock Incentive Plan, ensure that whenever possible the performance-based compensation paid to our named executive officers is deductible under Section 162(m). However, we retain the authority to exercise discretion in payments made to our named executive officers which under some circumstances may result in compensation not being deductible.

Our Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A’s restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity-based long-term incentive awards, our Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our shareholders.

Compensation Committee Report

The Compensation Committee of the board of directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the company’s proxy statement.

Eric Green (Chair)
Thomas P. Cooper, M.D.
Edmund E. Charrette, M.D.

SUMMARY COMPENSATION TABLE

The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year ended December 31, 2007; (ii) the dollar amount of stock and option awards recognized for financial reporting purposes with respect to the year ended December 31, 2007 in accordance with FAS 123R; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

							Change in
							Pension
						Non-Equity	Value and
				Stock	Option	Incentive Plan	NQDC	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	(1) ($)	($)	(2) ($)	(3) ($)	(4)($)	($)

Ivan R. Sabel	2007	$563,000	—	$603,797	—	$477,015	$657,449	$61,079	$2,362,240
Chairman and Chief Executive Officer of the Company	2006	$545,000	—	$376,391	—	$135,182	$758,154	$44,745	$1,859,472
Thomas F. Kirk	2007	$479,000	—	$332,190	—	$377,784	$524,117	$48,615	$1,761,706
President and Chief Operating Officer of the Company	2006	$463,500	—	$121,307	—	$107,781	$524,238	$54,468	$1,271,294
George E. McHenry	2007	$292,000	—	$184,992	—	$151,342	$80,162	$13,501	$721,997
Executive Vice President and Chief Financial Officer of the Company	2006	$283,250	—	$137,748	—	$42,636	$93,555	$9,810	$566,999
Richmond L. Taylor	2007	$363,500	—	$173,802	—	$230,988	$202,637	$12,475	$983,402
Executive Vice President of the Company and Chief Operating Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc.	2006	$352,000	—	$110,222	—	$65,483	$233,339	$12,745	$773,789
Ronald N. May	2007	$240,000	—	$109,960	—	$149,124	$169,222	$11,923	$680,229
President and Chief Operating Officer of Southern Prosthetic Supply, Inc.	2006	$230,000	—	$70,970	—	$76,538	$163,524	$11,489	$552,521

(1)	All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the 2007 FAS 123R cost of current-year and outstanding past equity awards. Reference is made to Notes B and M to our consolidated financial statements contained in our Annual Report on Form 10-K with respect to the calculation of such costs.

(2)	With respect to 2007, the above reported annual incentives were paid on March 7, 2008 and related to 2007 performance. With respect to 2006, the above reported annual incentives were paid on March 9, 2007 and related to 2006 performance.

(3)	The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the Supplemental Executive Retirement Plan (SERP). Details of the SERP are described in the Pension Benefits table below and in the Compensation Discussion and Analysis section.

(4)	For Ivan Sabel, this total includes: taxable reimbursements for qualified medical expenses not covered under the Company’s basic Group Health Insurance Program ($38,277), non-business related automobile expenses ($9,296), premiums for additional life insurance ($8,374), reimbursement for tax preparation ($1,310), and contributions to the Company’s defined contribution plan ($3,822). For Tom Kirk, this total includes: reimbursements for local housing in Bethesda, MD ($33,300), taxable reimbursements for qualified medical expenses not covered under the Company’s basic Group Health Insurance Program ($4,298), premiums for additional life insurance ($5,357), reimbursement for tax preparation ($1,610), and contributions to the Company’s defined contribution plan ($4,050). For George McHenry, Richmond Taylor and Ron May, these totals are for: non-business related automobile expenses, premiums for additional life insurance, and Company contributions to the defined contribution plan.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2007, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FAS 123R and are intended to serve as an incentive for performance to occur over a specified period.

									All Other	Full Grant
								All	Option	Date
								Other Stock	Awards:	Fair
		Estimated Future Payouts						Awards:	Number of	Value of
		Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Stock or
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Shares of	Underlying	Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	Units (#)(3)	(#)	($)

Ivan R. Sabel	08/09/2007							77,500		$737,025
Ivan R. Sabel	08/09/2007				0	77,500
Ivan R. Sabel	01/01/2007	$0	$450,400	$900,800
Thomas F. Kirk	08/09/2007							60,000		$570,600
Thomas F. Kirk	08/09/2007				0	60,000
Thomas F. Kirk	01/01/2007	$0	$359,250	$718,500
George E. McHenry	08/09/2007							20,000		$190,200
George E. McHenry	08/09/2007				0	20,000
George E. McHenry	01/01/2007	$0	$146,000	$292,000
Richmond L. Taylor	08/09/2007							22,500		$213,975
Richmond L. Taylor	08/09/2007				0	22,500
Richmond L. Taylor	01/01/2007	$0	$218,100	$454,375
Ronald N. May	08/09/2007							15,000		$142,650
Ronald N. May	08/09/2007				0	15,000
Ronald N. May	01/01/2007	$0	$120,000	$240,000

Explanatory Notes for Columns:

(1)	Terms of compensation under the Non -Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

(2)	The restricted stock detailed above is awarded as performance-based shares. This restricted stock was awarded on August 9, 2007 and vests 25% per year, commencing one year after the date of issuance, assuming the performance goal is achieved. Release of the restrictions on this award is subject to achieving earnings per share (EPS) targets for the performance period of July 1, 2007 through June 30, 2008 per the schedule below:

EPS Result (Q3 2007 through Q2 2008)	Percent of Performance Shares Released

$0.57	20%
$0.58	40%
$0.59	60%
$0.60	80%
$0.61	100%

(3)	The restricted stock detailed above was awarded on August 9, 2007. The share price at the time of award was $9.51. All shares of restricted stock vest 25% per year, commencing one year after the date of issuance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option, and the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan	Market
			Plan					Awards:	or Payout
			Awards					Number	Value of
			Number				Market	of Unearned	Unearned
	Number of	Number of	of Securities			Number	Value of	Shares,	Shares,
	Securities	Securities	Underlying			of Shares or	Shares or	Units	Units or Other
	Underlying	Underlying	Unexercised	Option		Units of	Units of	or Other	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Stock That	Stock That	Rights	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Have Not	Have Not	That Have	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested (#)	Vested ($)(5)	Not Vested (#)	($)

Ivan R. Sabel	4,481			$22.31	12/14/2008
Ivan R. Sabel	95,519			$22.31	12/14/2008
Ivan R. Sabel	6,779			$14.75	4/28/2009
Ivan R. Sabel	143,221			$14.75	4/28/2009
Ivan R. Sabel	75,000			$1.64	5/30/2009
Ivan R. Sabel	7,027			$14.23	5/29/2012
Ivan R. Sabel	92,973			$14.23	5/29/2012
Ivan R. Sabel	90,000			$13.80	7/31/2013
Ivan R. Sabel(1)						77,500	$853,275
Ivan R. Sabel(2)								77,500	$853,275
Ivan R. Sabel(3)						105,000	$1,156,050
Ivan R. Sabel(4)						37,500	$412,875
Thomas F. Kirk	350,000	0	0	$6.02	1/1/2012
Thomas F. Kirk	100,000	0	0	$13.50	1/1/2013
Thomas F. Kirk	100,000	0	0	$15.67	1/1/2014
Thomas F. Kirk	100,000	0	0	$8.08	1/1/2015
Thomas F. Kirk(1)						60,000	$660,600
Thomas F. Kirk(2)								60,000	$660,600
Thomas F. Kirk(3)						82,500	$908,325
George E. McHenry	56,000	0	0	$5.50	10/14/2011
George E. McHenry	17,919	0	0	$16.74	10/14/2012
George E. McHenry	57,081	0	0	$16.74	10/14/2012
George E. McHenry	40,000	0	0	$13.80	7/31/2013
George E. McHenry(1)						20,000	$220,200
George E. McHenry(2)								20,000	$220,200
George E. McHenry(3)						26,250	$289,013
George E. McHenry(4)						15,000	$165,150
Richmond L. Taylor	23,333	0	0	$1.64	5/30/2009
Richmond L. Taylor	7,573	0	0	$14.23	5/29/2012
Richmond L. Taylor	39,093	0	0	$14.23	5/29/2012
Richmond L. Taylor	25,000	0	0	$13.80	7/31/2013
Richmond L. Taylor(1)						22,500	$247,725
Richmond L. Taylor(2)								22,500	$247,745
Richmond L. Taylor(3)						30,000	$330,300
Richmond L. Taylor(4)						10,000	$110,100
Ronald N. May	8,000	0	0	$16.75	9/16/2012
Ronald N. May(1)						15,000	$165,150
Ronald N. May(2)								15,000	$165,150
Ronald N. May(3)						18,750	$206,438
Ronald N. May(4)						5,000	$55,050

(1)	Restricted Stock Award vests 25% annually. The first vest date is August 9, 2008.

(2)	Performance Based Restricted Stock Award (conditions discussed on previous page). Released amounts vest 25% annually. The first vest date is August 9, 2008, assuming performance goals are achieved.

(3)	Restricted Stock Award vests 25% annually. The first vest date was June 12, 2007.

(4)	Restricted Stock Award vests 25% annually. The first vest date was March 4, 2006.

(5)	The market value of stock reported was computed by multiplying the closing market price of the stock at the end of the year ($11.01) by the number of shares of stock.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding each exercise of stock options and vesting of restricted stock during 2007 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on	on Exercise(1)	Acquired on	Vesting(2)
Name	Exercise (#)	($)	Vesting (#)	($)

Ivan R. Sabel	133,500	$608,533	61,250	$678,738
Thomas F. Kirk	—	—	27,500	$310,750
George E. McHenry	—	—	20,000	$220,038
Richmond L. Taylor	46,667	$200,980	17,500	$193,775
Ronald N. May	—	—	10,750	$118,880

(1)	The value realized on exercise of options during 2007 was calculated by multiplying the number of shares exercised with each option exercise times the difference in price between the market price on the date of the transaction minus the exercise price (market price on the date of grant).

(2)	The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

PENSION BENEFITS

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2007.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Last Fiscal Year ($)

Ivan R. Sabel	SERP	4.00	$2,681,820	0
Thomas F. Kirk	SERP	4.00	$1,982,114	0
George E. McHenry	SERP	4.00	$348,001	0
Richmond L. Taylor	SERP	4.00	$840,538	0
Ronald N. May	SERP	4.00	$613,311	0

The Supplemental Executive Retirement Plan (SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

Benefits accrue pro rata over the number of years (not to exceed 20) from a participant’s initial coverage by the SERP until the participant reaches the age of 65. The Plan was implemented in January 2004; credited service for the benefit accrual started at that time. As a result, each of the participants has four years of credited service under the plan.

The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Ivan Sabel — 90%; Thomas Kirk — 85%; George McHenry — 75%; Richmond Taylor — 80%; Ronald May — 65%.

Vesting is at the rate of 20% per year of employment with the Company. All participants are fully vested.

The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

•	Measurement date: 12/31/2007 (12/31/06 for amounts calculated to determine year-over-year increase in actuarial present values)

•	Fiscal year end: 12/31/2007

•	Discount rate: 6.25% (5.75% for present values calculated as of 12/31/2006)

•	Mortality table (pre-retirement): None*

•	Mortality table (post-retirement): Not applicable

•	Normal retirement age for SERP: Age 65

•	Withdrawal rates: None*

•	Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

•	Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

•	Present value is the present value of 15 years certain annuity payable at normal retirement date.

* Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant’s retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust’s assets continue to equal the present value of the accrued benefits. The trust is subject to the Company’s creditors’ claim in the event of the Company’s insolvency.

TERMINATION AND CHANGE OF CONTROL PROVISIONS

The following table sets forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 31, 2007 (i.e., the last business day of the Company’s last completed fiscal year) and the price per share of the Company’s common stock was $11.01, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing pension benefits table, footnote reference is made to that disclosure. All of the outstanding options of the named executive officers are fully vested. Therefore, they may be exercised at any time and are thus not triggered by a termination event and are not included in the termination scenarios. Details of any current options are shown in the Outstanding Equity Awards at Fiscal Year End table.

	Voluntary		Involuntary
	Termination &		Termination
	Involuntary		Without Cause
	Termination		or Change in	Change in
Ivan Sabel	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$3,152,800	$0
Severance Payments(2)	$0	$0	$2,026,800	$2,026,800	$0	$1,246,416
Restricted Stock (Unvested and Accelerated)(3)	$0	$2,422,200	$2,422,200	$2,422,200	$2,422,200	$2,422,200
SERP Benefit(4)	$0	$0	$1,538,906	$1,538,906	$0	$1,538,906
Benefits Continuation(5)	$0	$0	$31,913	$31,913	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$1,193,531	$0	$0

(1)	The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Sabel is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to two times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/07 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning) as provided for in Mr. Sabel’s employment agreement, discussed in detail in the CD&A section.

(6)	This calculation represents the estimated amount of excise tax calculated in accordance with IRS Code Section 280G as well as the corresponding gross-up as provided for in Mr. Sabel’s employment agreement.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
Tom Kirk	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$2,634,500	$0
Severance Payments(2)	$0	$0	$1,676,500	$1,676,500	$0	$1,076,500
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,568,925	$1,568,925	$1,568,925	$1,568,925	$1,568,925
SERP Benefit(4)	$0	$0	$1,137,412	$1,137,412	$0	$1,137,412
Benefits Continuation(5)	$0	$0	$27,388	$27,388	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$905,715	$0	$0

(1)	The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Kirk is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to two times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/07 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning) as provided for in Mr. Kirk’s employment agreement, discussed in detail in the CD&A section.

(6)	This calculation represents the estimated amount of excise tax calculated in accordance with IRS Code Section 280G as well as the corresponding gross-up as provided for in Mr. Kirk’s employment agreement.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
George McHenry	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,241,000	$0
Severance Payments(2)	$0	$0	$657,000	$657,000	$0	$394,200
Restricted Stock (Unvested and Accelerated)(3)	$0	$674,363	$674,363	$674,363	$674,363	$674,363
SERP Benefit(4)	$0	$0	$173,319	$173,319	$0	$173,319
Benefits Continuation(5)	$0	$0	$26,721	$26,721	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. McHenry is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/07 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance) as provided for in Mr. McHenry’s employment agreement, discussed in detail in the CD&A section.

(6)	Based on an estimated calculation, Mr. McHenry’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
Richmond Taylor	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,599,400	$0
Severance Payments(2)	$0	$0	$872,400	$872,400	$0	$545,250
Restricted Stock (Unvested and Accelerated)(3)	$0	$688,125	$688,125	$688,125	$688,125	$688,125
SERP Benefit(4)	$0	$0	$391,824	$391,824	$0	$391,824
Benefits Continuation(5)	$0	$0	$21,567	$21,567	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 2 times base salary. Mr. Taylor is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/07 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance) as provided for in Mr. Taylor’s employment agreement, discussed in detail in the CD&A section.

(6)	Based on an estimated calculation, Mr. Taylor’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

			Involuntary
	Voluntary		Termination
	Termination &		Without
	Involuntary		Cause or
	Termination		Change in	Change in
Ronald May	for Cause	Retirement	Conditions	Control	Death	Disability

Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$780,000	$0
Severance Payments(2)	$0	$0	$540,000	$540,000	$0	$324,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$426,638	$426,638	$426,638	$426,638	$426,638
SERP Benefit(4)	$0	$0	$276,273	$276,273	$0	$276,273
Benefits Continuation(5)	$0	$0	$15,228	$15,228	$0	$0
Excise Tax & Gross-Up(6)	$0	$0	$0	$0	$0	$0

(1)	The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to 1 times base salary. Mr. May is also eligible for the company’s standard life insurance benefit.

(2)	The severance benefit is equal to 1.5 times base salary and target bonus, as outlined in the CD&A section. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)	This calculation is based on the accelerated vesting of all outstanding restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)	This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of 12/31/07 as shown in the Pension Benefits table.

(5)	This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance) as provided for in Mr. May’s employment agreement, discussed in detail in the CD&A section.

(6)	Based on an estimated calculation, Mr. May’s separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with IRS Code Section 280G.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation received by each of the Company’s directors during the year ended December 31, 2007.

					Change in Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)	($)	($)

Cynthia L. Feldmann	$38,500	$52,560	$7,277				$98,337
Eric A. Green*	$59,500	$59,450	$7,277				$126,227
Isaac Kaufman*	$54,500	$59,450	$2,335				$116,285
Edmond Charrette*	$40,500	$59,450	$6,647				$106,597
Thomas Cooper	$60,000	$62,338	$7,277				$129,615
H.E. Thranhardt	$44,500	$41,559	$6,647				$92,706
Bennett Rosenthal	$0	$30,480	—				$30,480

(1)	Amount Shown in Fees Earned column includes all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The amounts shown include the cash value of any individual director’s annual cash retainer which may have been voluntarily converted into restricted shares. Directors noted with an asterisk have voluntarily elected to convert 110% of their $30,000 retainer fee to restricted shares based on the May 15, 2007 share price of $11.38 per share resulting in an award of 2,900 restricted shares which vest 1/3 per year over 3 years. The value of 2,636 of such shares is shown in this column; the remainder is shown under the Stock Awards column.

(2)	Stock Awards includes the aggregate grant date fair value of the standard annual grant for directors plus the 264 shares resulting from the $3,000 premium provided for directors who elected to take their retainer as equity in lieu of cash. This was calculated in accordance with FAS 123R.

Aggregate number of stock awards outstanding as of December 31, 2007 for each director is as follows:

Aggregate Number of Stock
Awards Outstanding as of
Name	12/31/2007

Cynthia L. Feldmann	17,085
Eric A. Green	19,985
Isaac Kaufman	19,985
Edmond Charrette	19,985
Thomas Cooper	20,418
H.E. Thranhardt	14,167
Bennett Rosenthal	11,334

(3)	Option Awards includes the aggregate grant date fair value computed in accordance with FAS 123R. The aggregate number of option awards outstanding as of December 31, 2007 for each director is as follows:

Aggregate Number of Option
Awards Outstanding as of
Name	12/31/2007

Cynthia L. Feldmann	12,053
Eric A. Green	18,855
Isaac Kaufman	7,069
Edmond Charrette	40,373
Thomas Cooper	43,855
H.E. Thranhardt	30,908
Bennett Rosenthal	—

The compensation structure for non-employee directors includes the following:

•	An annual cash retainer of $30,000 paid in four equal installments. As outlined above, this may be converted to restricted shares; if selected, this is converted at 110% of the cash retainer value.

•	An annual grant of 8,500 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

•	A $1,500 honorarium for Board meetings attended in person, a $1,000 honorarium for Board meetings attended via conference call and a $1,000 honorarium for any Committee meeting, whether attended in person or via conference call.

•	A $7,500 cash retainer for the chairpersons of the Audit and Compensation Committees and a $5,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer.

•	A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $150,000 of Hanger stock within three years or the end of 2010.

The Lead Director (Dr. Tom Cooper) also received an additional $7,500 cash retainer and 2,000 shares of restricted stock.

PROPOSAL TWO — RATIFICATION OF BOARD OF DIRECTORS’ ADOPTION OF
AMENDMENT TO BY-LAWS PROVIDING FOR DIRECT REGISTRATION SYSTEM
ELIGIBILITY OF COMMON STOCK OF THE COMPANY

The Board of Directors requests that stockholders ratify the Board’s adoption on August 9, 2007 of an amendment to the By-Laws of the Company (the “By-Laws”) providing that the Company’s common stock be eligible for the Direct Registration System (“DRS”) operated by the Depository Trust Company (“DTC”). DRS provides for the electronic book-entry registration of securities in an investor’s name on the books of the transfer agent or issuer without the printing of a physical stock certificate, and allows shares to be transferred between a transfer agent and broker electronically.

Because the Company’s Certificate of Incorporation does not grant the Board of Directors the authority to amend the By-Laws without stockholder approval, Delaware corporation law requires that the amendment to the By-Laws providing for DRS eligibility of the common stock must be approved by a majority of the Company’s outstanding shares of Common Stock and Series A Preferred Stock present or represented at the annual meeting of stockholders, voting together as a single class. The text of Section 14 (entitled “Ownership of Stock”) and 16 (entitled “Transfer of Stock”) of Article II (entitled “Stockholders”) of the By-Laws, as amended to provide for DRS eligibility of the Common Stock and marked to show changes from the previous text of such sections, is attached as Appendix A to this proxy statement.

By way of background, in 1994 the Securities and Exchange Commission requested the securities industry to explore the means for providing investors with an additional approach to holding securities in uncertificated form. A joint industry working committee was formed and as a result of its efforts, DRS was formulated by DTC in 1996. Subsequent system modifications were effected by DTC and in 2006, the New York Stock Exchange amended its rules applicable to companies listed on the exchange to require that all listed securities be eligible, on or before January 1, 2008, for DRS. The other major national securities exchanges (i.e., the American Stock Exchange and NASDAQ) also required that securities listed on those exchanges become DRS eligible. Accordingly, the Company and its transfer agent took the appropriate steps in late 2007 to provide for DRS eligibility of the Company’s common stock. Included in those steps was the approval by the Board of Directors, subject to subsequent stockholder approval, of an amendment to the By-Laws of the Company providing for DRS eligibility.

As stated above, DRS provides for electronic direct registration of securities in an investor’s name on the books of the transfer agent or issuer, and allows shares to be transferred between a transfer agent and broker electronically. Under DRS, investors can elect to have their securities registered directly on the issuer’s records in book-entry form, and an investor holding a security in a DRS book-entry position will receive a statement from the issuer or its transfer agent evidencing ownership of the security.

DRS provides investors with an alternative approach to holding their securities in a physically certificated form or in “street name” form. In the physically certificated form, the security is registered in the investor’s name on the issuer’s books, and the investor receives an actual, hard copy stock certificate representing ownership of the security. In “street name” registration, the security is registered in the name of the investor’s brokerage firm on the issuer’s books, and the brokerage firm holds the security for the investor in “book-entry” form. “Book-entry” simply means that the investor does not receive a stock certificate and, instead, the broker keeps a record in its books that the investor owns the security. As discussed above, in DRS, the security is registered in the investor’s name on the books of the transfer agent or issuer, and either the issuer or its transfer agent holds the security for the investor in book-entry form, enabling an investor to electronically move his or her security position held in direct registration book-entry form back and forth between the issuer and the investor’s broker-dealer.

Since January 1, 2008, all shares of the Company’s common stock that have been transferred or newly issued have been registered in DRS unless the investor or broker-dealer requested a physical certificate or street name registration. Ratification by the Company’s stockholders of the Board’s approval of the proposed By-Law amendment formally confirms the availability of the DRS registration alternative. It does not eliminate the right of an investor upon his or her request to have his or her shares held in a physically certificated form or in “street name” by the investor’s broker-dealer. Ratification of the proposed By-Law amendment is necessary in order for the Company to be in compliance with applicable New York Stock Exchange listing requirements.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSED RATIFICATION OF THE BOARD OF DIRECTOR’S ADOPTION OF THE BY-LAW AMENDMENT PROVIDING FOR DRS ELIGIBILITY OF THE COMPANY’S COMMON STOCK.

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Company’s Board of Directors, which currently consists of Isaac Kaufman (Chair), Eric Green and Thomas Cooper, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on the Company’s website, www.hanger.com. All the members of the Committee are “independent” under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange, which means that they do not receive any consulting, advisory or other compensatory fee from the Company other than board or committee fees, they are not “affiliated persons” of the Company and they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company. Furthermore, each Committee member is deemed by the Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by New York Stock Exchange listing standards. The Board of Directors has determined that Isaac Kaufman is considered to be an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2007 with management of the Company and its independent auditing firm, PricewaterhouseCoopers (“PwC”). In that connection, the Audit Committee discussed with PwC the matters required to be discussed by Statement of Accounting Standards No. 61, as amended (“SAS 61”). SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Committee, including: (i) methods used to account for significant unusual transactions; (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report; (v) the auditor’s judgments about the quality, and not just the acceptability, of the Company’s accounting principles as applied in its financial reporting; and (vi) the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

In addition, the Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“ISB 1”) and discussed PwC’s independence with PwC. Pursuant to ISB 1, PwC (i) disclosed to the Committee all relationships between PwC and its related entities that in PwC’s professional judgment may reasonably be thought to bear on independence, and (ii) confirmed in the letter that, in its professional judgment, it is independent of the Company.

Based on the above-referenced review and discussions, the Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

The following describes the Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Audit Committee at a Committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow the Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

All audit and non-audit services provided to the Company are required to be pre-approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

Audit Committee of the Board of Directors:

Isaac Kaufman, Chair
Eric Green
Thomas Cooper

Audit and Non-Audit Fees

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for audit services totaled $2,103,303 in 2006 and $1,595,000 in 2007, including fees associated with the audit of the Company’s annual financial statements, the audit of the Company’s internal control over financial reporting and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection were $352,000 in 2006 and $170,131 in 2007. In 2006, such fees related to the employee benefit plan audit, the 2007 Proxy and the 2006 debt re-financing. In 2007, such fees related to the employee benefit plan audit, the 2008 Proxy and the implementation of FIN 48.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $0 in 2006 and $0 in 2007.

All Other Fees

PricewaterhouseCoopers LLP did not bill the Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

Representatives of the Company’s independent accountants are expected to attend the 2008 Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of capital stock beneficially owned as of March 20, 2008 by: (i) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of Hanger, (iii) each of the above-listed officers and (iv) all directors, nominees and officers of Hanger as a group.

	Number of	Percent of
	Shares of	Outstanding
Directors, Officers and 5% Stockholders	Common Stock(1)	Common Stock(1)

Ares Management, L.L.C.(2)	6,815,173	23.0%
Dimensional Fund Advisors, L.P.(3)	1,947,652	7.9%
Greywolf Capital Management, L.P.(4)	1,585,461	6.5%
Bear Stearns Asset Management Inc.(5)	1,222,920	5.1%
Pzena Investment Management, L.L.C.(6)	1,207,297	5.0%
Ivan R. Sabel, CPO(7)	702,446	3.0%
Thomas F. Kirk(8)	691,500	2.9%
H.E. Thranhardt, CPO(9)	365,571	1.6%
George E. McHenry(10)	187,721	0.8%
Richmond L. Taylor(11)	132,190	0.6%
Thomas P. Cooper, M.D.(12)	73,624	0.3%
Edmond Charrette, M.D.(13)	51,743	0.2%
Eric Green(14)	31,207	0.1%
Cynthia L. Feldmann(15)	23,648	0.1%
Ron May(16)	19,432	0.1%
Isaac Kaufman(17)	14,893	0.1%
Bennett Rosenthal(18)	0	0.0%
All directors, nominees and officers as a group (17 persons)(19)	2,352,039	9.4%

(1)	Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder and all shares of convertible preferred stock held by such stockholder were converted into shares of common stock by such stockholder, without the exercise of any warrants or options or conversion of preferred stock held by any other stockholders. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the Securities and Exchange Commission.

(2)	The general partner of Ares Corporate Opportunities Fund, L.P. (“ACOF”) is ACOF Management, L.P. (“ACOF Management”) and the general partner of ACOF Management is ACOF Operating Manager, L.P. (“ACOF Operating Manager”). ACOF Operating Manager is indirectly controlled by Ares Management, LLC (“Ares Management”), a private investment management firm, which, in turn, is indirectly controlled by Ares Partners Management Company, LLC. Mr. Rosenthal is a member of Ares Partners Management Company, LLC. Each of the foregoing entities and the partners, members and managers thereof, other than ACOF, disclaims beneficial ownership of the securities owned by ACOF, except to the extent of any pecuniary interest therein. The address of each such entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

Includes 1,416 shares of restricted stock granted to Mr. Rosenthal pursuant to the Company’s 2003 Non-Employee Directors’ Stock Incentive Plan, and excludes 11,334 shares of restricted stock that have not yet vested. These securities are held by Mr. Rosenthal for the benefit of Ares and certain funds managed by or affiliated with Ares (together with Ares, the “Ares Entities”). Mr. Rosenthal is associated with Ares and certain of the other Ares Entities. Pursuant to the policies of the Ares Entities, Mr. Rosenthal must hold these securities as a nominee for the sole benefit of the Ares Entities and has assigned to Ares all economic, pecuniary and voting rights in respect of these securities. Mr. Rosenthal disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

(3)	The address of Dimensional Fund Advisors, L.P. is 1299 Ocean Avenue, Santa Monica, CA 90401.

(4)	The address of Greywolf Capital Management, L.P. is 4 Manhattanville Road, Suite 201, Purchase, NY 10577.

(5)	The address of Bear Stearns Asset Management Inc. is 237 Park Avenue, New York, NY 10017.

(6)	The address for Pzena Investment Management, L.L.C. is 120 West 45th Street, 20th Floor, New York, NY 10036.

(7)	Includes 186,346 shares owned directly by Mr. Sabel, 515,000 shares subject to exercisable options to purchase shares from the Company and 1,100 shares held in his spouse’s IRA, and excludes 201,250 shares subject to unvested restricted stock that have not yet become exercisable.

(8)	Includes 41,500 shares owned directly by Mr. Kirk and 650,000 shares subject to exercisable options to purchase shares from the Company and excludes 142,500 shares subject to unvested restricted stock that have not yet become exercisable.

(9)	Includes 257,549 shares owned directly by Mr. Thranhardt, 29,241 shares subject to exercisable options to purchase shares from the Company, 35,543 shares owned indirectly by him as trustee for members of his family, and 57,405 shares owned indirectly by him as general partner of a family partnership; excludes 15,834 shares subject to unvested options and restricted stock that have not yet become exercisable.

(10)	Includes 16,721 shares owned directly by Mr. McHenry, 171,000 shares subject to exercisable options to purchase shares from the Company, and excludes 53,750 shares subject to unvested restricted stock that have not yet become exercisable.

(11)	Includes 13,857 shares owned directly by Mr. Taylor, 118,333 shares subject to exercisable options to purchase shares from the Company, and excludes 67,500 shares subject to unvested restricted stock that have not yet become exercisable.

(12)	Includes 32,418 shares owned directly by Mr. Cooper, 41,206 shares subject to exercisable options to purchase shares from the Company, and excludes 23,067 shares subject to unvested options and restricted stock that have not yet become exercisable.

(13)	Includes 13,037 shares owned directly by Mr. Charrette, 38,706 shares subject to exercisable options to purchase shares from the Company, and excludes 21,652 shares subject to unvested options and restricted stock that have not yet become exercisable.

(14)	Includes 15,001 shares owned directly by Mr. Green, 16,206 shares subject to exercisable options to purchase shares from the Company, and excludes 22,634 shares subject to unvested options and restricted stock that have not yet become exercisable.

(15)	Includes 14,244 shares owned directly by Ms. Feldmann, 9,404 shares subject to exercisable options to purchase shares from the Company, and excludes 19,734 shares subject to unvested options and restricted stock that have not yet become exercisable.

(16)	Includes 11,432 shares owned directly by Mr. May, 8,000 shares subject to exercisable options to purchase shares from the Company, and excludes 36,250 shares subject to unvested restricted stock that have not yet become exercisable.

(17)	Includes 10,181 shares owned directly by Mr. Kaufman, 4,712 shares subject to exercisable options to purchase shares from the Company, and excludes 22,342 shares subject to unvested options and restricted stock that have not yet become exercisable.

(18)	Mr. Rosenthal is a Senior Partner in the Private Equity Group of Ares Management, which indirectly controls ACOF. Mr. Rosenthal disclaims beneficial ownership of the securities of the Company owned by ACOF, except to the extent of any pecuniary interest therein.

(19)	Includes 725,231 shares owned directly or controlled by directors and officers of the Company, a total of 1,626,808 shares subject to exercisable options held by directors and officers of the Company to purchase shares from the Company, and excludes a total of 724,125 shares subject to unvested options and restricted stock held by such persons that have not yet become exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company during the most recently-completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2007 were timely filed.

YEAR 2009 STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2009 Annual Meeting, which presently is expected to be held in May 2008, must be received by the Secretary of the Company, Two Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, no later than December 4, 2008 (i.e., at least 120 days prior to the expected date of the mailing of the proxy statement), in order for them to be considered for inclusion in the 2009 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s Proxy Statement relating to that meeting, should submit such proposal to the Company by February 17, 2009 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

OTHER MATTERS

Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

By Order of the Board of Directors
HANGER ORTHOPEDIC GROUP, INC.

George E. McHenry
Chief Financial Officer and Corporate Secretary

April 3, 2008

APPENDIX A

BY-LAWS OF HANGER ORTHOPEDIC GROUP, INC.
AS AMENDED

ARTICLE II. STOCKHOLDERS

Section 14.  ~~Certificates of Stock~~ Ownership of Stock. Shares of capital stock of the Corporation may be owned either in (i) certificated form in which ownership of the shares is represented by a physical certificate; or (ii) uncertificated form pursuant to procedures adopted by the Board of Directors in which shares are held in book-entry form in a Direct Registration System (“DRS”) and no physical certificate is printed.  Every stockholder of the Corporation shall be entitled, upon request submitted to the Corporation or its transfer agent, to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him. The Chairman of the Board of Directors, the President or any Vice-President and the Secretary or an Assistant Secretary, or any two officers of the Corporation designated by the Board of Directors, shall sign such certificates.

* * *

Section 16.  Transfer of Stock.  Transfer of shares of the Corporation shall be made either (i) if in certificated form, by a transfer of the stock certificate representing the shares; or (ii) if in uncertificated form, by electronic book-entry transfer pursuant to a DRS. Uncertificated shares may be sold or transferred through the Corporation’s transfer agent in accordance with such transfer agent’s procedures. A shareholder may request that any or all uncertificated shares owned by such shareholder be certificated in accordance with the transfer agent’s procedures. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence or succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto if requested by such person, cancel the old certificate and record the transaction upon its books.

A-1

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR	WITHHOLD
1. To Elect Directors		all nominees	AUTHORITY
		except as	To vote for
Nominees:		marked to the contrary	all nominees listed
01	Edmond E. Charrette, M.D.,	☐	☐
02	Thomas P. Cooper, M.D.,
03	Cynthia L. Feldmann,
04	Eric Green,
05	Isaac Kaufman,
06	Thomas F. Kirk,
07	Bennett Rosenthal,
08	Ivan R. Sabel, CPO, and
09	H.E. Thranhardt, CPO.

INSTRUCTION TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME ON THE SPACE PROVIDED BELOW.

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify amendment to the by-laws to provide for DRS eligibility.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

Signature	Signature	Date	, 2008

Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/hgr		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PROXY
HANGER ORTHOPEDIC GROUP, INC.
TWO BETHESDA METRO CENTER, SUITE 1200
BETHESDA, MARYLAND 20814
     This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the “Company”), a Delaware corporation, on May 8, 2008, 10:00 a.m., local time.
     The undersigned appoints Ivan R. Sabel and Thomas F. Kirk, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2008, or at any adjournment thereof, with all powers the undersigned would have if personally present.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE ▲